Media Contact:
Dana Stelsel
Director, Communications
(765) 771-5766
dana.stelsel@onewabash.com

Investor Relations:
Ryan Reed
VP, Corporate Development, IR and FP&A
(765) 490-5664
ryan.reed@onewabash.com

Wabash Announces First Quarter 2024 Results

▪Quarterly revenue of $515 million; slightly below expectations on slower customer pickups
▪Operating income of $30 million with operating margin of 5.7%
▪Quarterly diluted earnings per share of $0.39
▪Total backlog of $1.8B, new order bookings continued during Q1
▪2024 EPS outlook maintained at $2.00 to $2.50 as Q1 shipment delays to flow into subsequent quarters

LAFAYETTE, Ind. – April 24, 2024 – Wabash (NYSE: WNC), the innovation leader of connected solutions for the transportation, logistics and distribution industries, today reported results for the quarter ended March 31, 2024.
The Company's net sales for the first quarter of 2024 were $515.3 million, reflecting a 17.0% decrease compared to the same quarter of the previous year. The Company achieved consolidated gross profit of $76 million, equivalent to 14.8% of sales. Operating income amounted to $29.6 million, representing 5.7% of sales for the quarter. These results were somewhat lower than prior expectations, primarily due to slower-than-anticipated customer pickups of finished goods, which is necessary for revenue recognition. First quarter diluted earnings per share was $0.39.
As of March 31, 2024, total Company backlog stood at approximately $1.8 billion, a decrease of 5% compared to the fourth quarter of 2023 as new order activity nearly kept pace with shipments during the first quarter of 2024. Backlog expected to be shipped within the following 12-months amounted to approximately $1.5 billion as of March 31, 2024.
"During the first quarter, customer pickups of equipment lagged somewhat behind the pace of our production," said Brent Yeagy, president and chief executive officer. "It's typical for customer pickup rates to vary between quarters, especially in slower years for the industry. We anticipate that the delays experienced in the first quarter will be recovered in subsequent quarters, particularly the second quarter."
For the full-year ending December 31, 2024, the Company maintained its revenue outlook of approximately $2.2 billion to $2.4 billion with a midpoint of $2.3 billion and also maintained its EPS guidance range of $2.00 to $2.50 with a midpoint of $2.25.

“2024 is a pivotal year for our strategic advancement. Despite a down year for dry vans, we view this as an unprecedented opportunity to continue investing in our business," explained Yeagy. "We are strengthening our competitive position by leveraging our dealer network to create national scale and integrating digital solutions to better enable access to parts, trailers and services across this network. With the ongoing development of our Wabash Marketplace digital platform, we anticipate streamlining the supply chain experience and offering best in class access to parts, services as well as Trailers as a Service (TAAS)SM."
Business Segment Highlights
The table below is a summary of select segment operating and financial results prior to the elimination of intersegment sales for the first quarter of 2024 and 2023. A complete disclosure of the results by individual segment is included in the tables following this release.

	Wabash National Corporation
Three Months Ended March 31,	2024	2023
New Units Shipped
Trailers	8,500	11,780
Truck bodies	3,690	3,815

	Transportation Solutions		Parts & Services
Three Months Ended March 31,	2024	2023	2024	2023
	(Unaudited, dollars in thousands)
Net sales	$470,428	$578,071	$49,234	$47,140
Gross profit	$63,125	$103,604	$13,335	$12,423
Gross profit margin	13.4%	17.9%	27.1%	26.4%
Income from operations	$44,255	$87,116	$10,520	$9,209
Income from operations margin	9.4%	15.1%	21.4%	19.5%
During the first quarter, Transportation Solutions achieved net sales of $470.4 million, a decrease of 18.6% compared to the same quarter of the previous year. Operating income for the quarter amounted to $44.3 million, representing 9.4% of sales.
Parts & Services' net sales for the first quarter reached $49.2 million, an increase of 4.4% compared to the prior year quarter as the segment continued to make strides along its path of strategic growth. Operating income for the quarter amounted to $10.5 million, or 21.4% of sales.
Non-GAAP Measures
In addition to disclosing financial results calculated in accordance with United States generally accepted accounting principles (GAAP), the financial information included in this release contains non-GAAP financial measures, including adjusted EBITDA, free cash flow, adjusted operating income and margin, adjusted net income attributable to common stockholders, adjusted diluted earnings per share, adjusted segment EBITDA, and adjusted segment EBITDA margin. These non-GAAP measures should not be considered a substitute for, or superior to, financial measures and results calculated in accordance with GAAP, including net income, and reconciliations to GAAP financial statements should be carefully evaluated.
Adjusted EBITDA includes noncontrolling interest & excludes loss from unconsolidated entity and is defined as earnings before interest, taxes, depreciation, amortization, stock-based compensation, impairment and other, net, and other non-operating income and expense (including any loss on debt extinguishment charges). Management believes providing adjusted EBITDA is useful for investors to understand the Company’s performance and results of operations period to period with the exclusion of the items identified above. Management believes the presentation of adjusted EBITDA, when combined with the GAAP presentations of operating income and net income, is beneficial to an investor’s understanding of the Company’s operating performance. A reconciliation of adjusted EBITDA to net income, the most comparable GAAP financial measure, is included in the tables following this release.

Free cash flow is defined as net cash provided by (used in) operating activities minus cash payments for capital expenditures minus expenditures for revenue generating assets. Management believes providing free cash flow is useful for investors to understand the Company’s performance and results of cash generation period to period with the exclusion of the item identified above. Management believes the presentation of free cash flow, when combined with the GAAP presentations of cash provided by operating activities, is beneficial to an investor’s understanding of the Company’s operating performance. A reconciliation of free cash flow to cash used in operating activities, the most comparable GAAP financial measure, is included in the tables following this release.
Adjusted operating income and margin, non-GAAP financial measures, exclude certain costs, expenses, other charges, gains or income that are included in the determination of operating income under U.S. GAAP, but that management would not consider important in evaluating the quality of the Company’s operating results as they are not indicative of the Company’s core operating results or may obscure trends useful in evaluating the Company’s continuing activities. Accordingly, the Company presents adjusted operating income and margin excluding these special items to help investors evaluate our operating performance and trends in our business consistent with how management evaluates such performance and trends. Further, the Company presents adjusted operating income and margin to provide investors with a better understanding of the Company’s view of our results as compared to prior periods. Adjusted operating income margin is calculated by dividing adjusted operating income by total net sales. A reconciliation of adjusted operating income to operating income, the most comparable GAAP financial measure, is included in the tables following this release.
Adjusted net income attributable to common stockholders and adjusted diluted earnings per share reflect no adjustments for any period presented. Management believes providing adjusted measures and excluding certain items facilitates comparisons to the Company’s prior year periods and, when combined with the GAAP presentation of net income and diluted net income per share, is beneficial to an investor’s understanding of the Company’s performance. A reconciliation of adjusted net income attributable to common stockholders and adjusted diluted earnings per share to net income attributable to common stockholders and diluted earnings per share, the most comparable GAAP financial measures, are included in the tables following this release.
Adjusted segment EBITDA, a non-GAAP financial measure, includes noncontrolling interest & excludes loss from unconsolidated entity and is calculated by adding back segment depreciation and amortization expense to segment operating income, and excludes certain costs, expenses, other charges, gains or income that are included in the determination of operating income under GAAP, but that management would not consider important in evaluating the quality of the Company’s segment operating results as they are not indicative of each segment's core operating results or may obscure trends useful in evaluating the segment's continuing activities. Adjusted segment EBITDA Margin is calculated by dividing Adjusted segment EBITDA by segment total net sales. A reconciliation of adjusted segment EBITDA to income from operations, the most comparable GAAP financial measure, is included in the tables following this release.
Information reconciling any forward-looking Adjusted EBITDA, Adjusted Operating Income, Adjusted Operating Income Margin, Free Cash Flow, Adjusted EBITDA Margin, and Adjusted EPS to GAAP financial measures is unavailable to us without unreasonable effort. We cannot provide reconciliations of the above noted forward looking non-GAAP measures to GAAP financial measures because certain items required for such reconciliations are outside of our control and/or cannot be reasonably predicted. Preparation of such reconciliations would require a forward-looking balance sheet, statement of income and statement of cash flows, prepared in accordance with GAAP, and such forward-looking financial statements are unavailable to us without unreasonable effort.
First Quarter 2024 Conference Call
Wabash will discuss its results during its quarterly investor conference call on Wednesday, April 24, 2024, beginning at 12:00 p.m. EDT. The call and an accompanying slide presentation will be accessible on the "Investors" section of the Company’s website at www.onewabash.com. The conference call will also be accessible by dialing (888) 672-2415, conference ID 4733976. A replay of the call will be available on the site shortly after the conclusion of the presentation.
About
Wabash (NYSE: WNC) is the visionary leader of connected solutions for the transportation, logistics and distribution industries that is Changing How the World Reaches You®. Headquartered in Lafayette, Indiana, the company enables customers to thrive by providing insight into tomorrow and delivering pragmatic solutions today to move everything from first to final mile. Wabash designs, manufactures, and services a diverse range of products, including: dry freight and refrigerated trailers, flatbed trailers, tank trailers, dry and refrigerated truck bodies, structural composite panels and products, trailer aerodynamic solutions, and specialty food grade processing equipment. Learn more at www.onewabash.com.
Safe Harbor Statement
This press release contains certain forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements convey the Company’s current expectations or forecasts of future events. All statements contained in this press release other than statements of historical fact are forward-looking statements. These forward-looking statements include, among other things, all statements regarding the Company’s outlook for trailer and truck body shipments, backlog, expectations regarding demand levels for trailers, truck bodies, non-trailer equipment and our other diversified product offerings, pricing, profitability and earnings, cash flow and liquidity, opportunity to capture higher margin sales, new product innovations, our growth and diversification strategies, our expectations for improved financial performance during the course of the year and our expectations with regards to capital allocation. These and the Company’s other forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those implied by the forward-looking statements. Without limitation, these risks and uncertainties include the highly cyclical nature of our business, uncertain economic conditions including the possibility that customer demand may not meet our expectations, our backlog may not reflect future sales of our products, increased competition, reliance on certain customers and corporate partnerships, risks of customer pick-up delays, shortages and costs of raw materials including the impact of tariffs or other international trade developments, risks in implementing and sustaining improvements in the Company’s manufacturing operations and cost containment, dependence on industry trends and timing, supplier constraints, labor costs and availability, customer acceptance of and reactions to pricing changes, costs of indebtedness, and our ability to execute on our long-term strategic plan. Readers should review and consider the various disclosures made by the Company in this press release and in the Company’s reports to its stockholders and periodic reports on Forms 10-K and 10-Q.
# # #

WABASH NATIONAL CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited - dollars in thousands)

	March 31, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$115,786	$179,271
Accounts receivable, net	247,680	182,990
Inventories, net	278,551	267,635
Prepaid expenses and other	45,477	51,457
Total current assets	687,494	681,353
Property, plant, and equipment, net	335,574	325,444
Goodwill	188,407	188,409
Intangible assets, net	83,262	86,418
Investment in unconsolidated entity	161	1,647
Other assets	83,631	79,543
Total assets	$1,378,529	$1,362,814
Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of long-term debt	$—	$—
Accounts payable	211,819	156,608
Other accrued liabilities	156,770	195,601
Total current liabilities	368,589	352,209
Long-term debt	396,631	396,465
Deferred income taxes	13,528	17,013
Other non-current liabilities	53,575	47,028
Total liabilities	832,323	812,715
Commitments and contingencies
Noncontrolling interest	120	603
Wabash National Corporation stockholders’ equity:
Common stock 200,000,000 shares authorized, $0.01 par value, 45,139,571 and 45,393,260 shares outstanding, respectively	780	774
Additional paid-in capital	681,133	677,886
Retained earnings	418,938	403,923
Accumulated other comprehensive income (loss)	32	(428)
Treasury stock at cost, 32,968,560 and 32,128,755 common shares, respectively	(554,797)	(532,659)
Total Wabash National Corporation stockholders' equity	546,086	549,496
Total liabilities, noncontrolling interest, and equity	$1,378,529	$1,362,814

WABASH NATIONAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited - dollars in thousands, except per share amounts)

	Three Months Ended March 31,
	2024	2023
Net sales	$515,276	$620,952
Cost of sales	438,830	504,925
Gross profit	76,446	116,027
General and administrative expenses	36,673	36,040
Selling expenses	7,042	6,884
Amortization of intangible assets	3,156	3,203
Income from operations	29,575	69,900
Other income (expense):
Interest expense	(4,988)	(4,994)
Other, net	1,609	387
Other expense, net	(3,379)	(4,607)
Loss from unconsolidated entity	(1,486)	—
Income before income tax expense	24,710	65,293
Income tax expense	6,423	13,897
Net income	18,287	51,396
Net income attributable to noncontrolling interest	120	183
Net income attributable to common stockholders	$18,167	$51,213

Net income attributable to common stockholders per share:
Basic	$0.40	$1.07
Diluted	$0.39	$1.04
Weighted average common shares outstanding (in thousands):
Basic	45,383	47,770
Diluted	46,254	49,136

Dividends declared per share	$0.08	$0.08

WABASH NATIONAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited - dollars in thousands)

	Three Months Ended March 31,
	2024	2023
Cash flows from operating activities
Net income	$18,287	$51,396
Adjustments to reconcile net income to net cash (used in) provided by operating activities
Depreciation	9,580	6,493
Amortization of intangibles	3,156	3,203
Deferred income taxes	(3,574)	39
Stock-based compensation	3,246	2,766
Non-cash interest expense	237	244
Equity in loss of unconsolidated entity	1,486	—
Changes in operating assets and liabilities
Accounts receivable	(64,690)	(1,021)
Inventories	(10,916)	(71,773)
Prepaid expenses and other	772	(3,156)
Accounts payable and accrued liabilities	22,203	81,735
Other, net	2,803	(442)
Net cash (used in) provided by operating activities	(17,410)	69,484
Cash flows from investing activities
Cash payments for capital expenditures	(19,185)	(31,423)
Expenditures for revenue generating assets	—	—
Proceeds from the sale of assets	—	—
Net cash used in investing activities	(19,185)	(31,423)
Cash flows from financing activities
Proceeds from exercise of stock options	7	144
Dividends paid	(4,151)	(4,551)
Borrowings under revolving credit facilities	232	43,294
Payments under revolving credit facilities	(232)	(43,294)
Debt issuance costs paid	(5)	(88)
Stock repurchases	(22,138)	(23,566)
Distribution to noncontrolling interest	(603)	—
Net cash used in financing activities	(26,890)	(28,061)
Cash and cash equivalents:
Net (decrease) increase in cash, cash equivalents, and restricted cash	(63,485)	10,000
Cash, cash equivalents, and restricted cash at beginning of period	179,271	58,245
Cash, cash equivalents, and restricted cash at end of period	$115,786	$68,245

WABASH NATIONAL CORPORATION
SEGMENTS AND RELATED INFORMATION
(Unaudited - dollars in thousands)

	Wabash National Corporation
Three Months Ended March 31,	2024	2023
Units Shipped
New trailers	8,500	11,780
New truck bodies	3,690	3,815
Used trailers	15	15

Three Months Ended March 31,	Transportation Solutions	Parts & Services	Corporate and Eliminations	Consolidated
2024
New Trailers	$366,158	$—	$(820)	$365,338
Used Trailers	—	1,344	—	1,344
Components, parts and service	—	35,630	—	35,630
Equipment and other	104,270	12,260	(3,566)	112,964
Total net external sales	$470,428	$49,234	$(4,386)	$515,276
Gross profit	$63,125	$13,335	$—	$76,460
Income (loss) from operations	$44,255	$10,520	$(25,200)	$29,575
Adjusted income (loss) from operations[1]	$44,255	$10,520	$(25,200)	$29,575

2023
New Trailers	$485,248	$124	$(362)	$485,010
Used Trailers	—	539	—	539
Components, parts and service	—	35,682	—	35,682
Equipment and other	92,823	10,795	(3,897)	99,721
Total net external sales	$578,071	$47,140	$(4,259)	$620,952
Gross profit	$103,604	$12,423	$—	$116,027
Income (loss) from operations	$87,116	$9,209	$(26,425)	$69,900
Adjusted income (loss) from operations[1]	$87,116	$9,209	$(26,425)	$69,900

1 Adjusted operating income (loss), a non-GAAP financial measure, excludes certain costs, expenses, other charges, gains or income that are included in the determination of operating income (loss) under U.S. GAAP, but that management would not consider important in evaluating the quality of the Company’s operating results as they are not indicative of the Company’s core operating results or may obscure trends useful in evaluating the Company’s continuing activities. Accordingly, the Company presents adjusted operating income (loss) excluding these special items to help investors evaluate our operating performance and trends in our business consistent with how management evaluates such performance and trends. Further, the Company presents adjusted operating income (loss) to provide investors with a better understanding of the Company’s view of our results as compared to prior periods.

WABASH NATIONAL CORPORATION
SEGMENT AND COMPANY FINANCIAL INFORMATION
(Unaudited - dollars in thousands)

Adjusted Operating Income[1]	Three Months Ended March 31,
	2024	2023
Transportation Solutions
Income from operations	$44,255	$87,116
Adjustments:
N/A	—	—
Adjusted operating income	44,255	87,116

Parts & Services
Income from operations	10,520	9,209
Adjustments:
N/A	—	—
Adjusted operating income	10,520	9,209

Corporate
Loss from operations	(25,200)	(26,425)
Adjustments:
N/A	—	—
Adjusted operating loss	(25,200)	(26,425)

Consolidated
Income from operations	29,575	69,900
Adjustments:
N/A	—	—
Adjusted operating income	$29,575	$69,900

1 Adjusted operating income (loss), a non-GAAP financial measure, excludes certain costs, expenses, other charges, gains or income that are included in the determination of operating income (loss) under U.S. GAAP, but that management would not consider important in evaluating the quality of the Company’s operating results as they are not indicative of the Company’s core operating results or may obscure trends useful in evaluating the Company’s continuing activities. Accordingly, the Company presents adjusted operating income (loss) excluding these special items to help investors evaluate our operating performance and trends in our business consistent with how management evaluates such performance and trends. Further, the Company presents adjusted operating income (loss) to provide investors with a better understanding of the Company’s view of our results as compared to prior periods.

WABASH NATIONAL CORPORATION
RECONCILIATION OF GAAP FINANCIAL MEASURES TO
NON-GAAP FINANCIAL MEASURES
(Unaudited - dollars in thousands, except per share amounts)

Adjusted EBITDA[1]:	Three Months Ended March 31,
	2024	2023
Net income	$18,287	$51,396
Income tax expense	6,423	13,897
Interest expense	4,988	4,994
Depreciation and amortization	12,736	9,696
Stock-based compensation	3,246	2,766
Other, net	(1,609)	(387)
Loss from unconsolidated entity	1,486	—
Adjusted EBITDA	$45,557	$82,362

Adjusted Net Income Attributable to Common Stockholders[2]:	Three Months Ended March 31,
	2024	2023
Net income attributable to common stockholders	$18,167	$51,213
Adjustments:
N/A	—	—
Adjusted net income attributable to common stockholders	$18,167	$51,213

Adjusted Diluted Earnings Per Share[2]:	Three Months Ended March 31,
	2024	2023
Diluted earnings per share	$0.39	$1.04
Adjustments:
N/A	—	—
Adjusted diluted earnings per share	$0.39	$1.04

Weighted average diluted shares outstanding (in thousands)	46,254	49,136

1 Adjusted EBITDA includes noncontrolling interest & excludes loss from unconsolidated entity and is defined as earnings before interest, taxes, depreciation, amortization, stock-based compensation, impairment and other, net, and other non-operating income and expense (including any loss on debt extinguishment charges). Management believes providing adjusted EBITDA is useful for investors to understand the Company’s performance and results of operations period to period with the exclusion of the items identified above. Management believes the presentation of adjusted EBITDA, when combined with the GAAP presentations of operating income and net income, is beneficial to an investor’s understanding of the Company’s operating performance.
2 Adjusted net income attributable to common stockholders and adjusted diluted earnings per share reflect no adjustments for any period presented.

WABASH NATIONAL CORPORATION
RECONCILIATION OF FREE CASH FLOW1
(Unaudited - dollars in thousands)

	Three Months Ended March 31,
	2024	2023
Net cash (used in) provided by operating activities	$(17,410)	$69,484
Cash payments for capital expenditures	(19,185)	(31,423)
Expenditures for revenue generating assets	—	—
Free cash flow[1]	$(36,595)	$38,061

1 Free cash flow is defined as net cash (used in) provided by operating activities minus cash payments for capital expenditures minus expenditures for revenue generating assets. Management believes providing free cash flow is useful for investors to understand the Company’s performance and results of cash generation period to period with the exclusion of the item identified above. Management believes the presentation of free cash flow, when combined with the GAAP presentations of cash (used in) provided by operating activities, is beneficial to an investor’s understanding of the Company’s operating performance.

WABASH NATIONAL CORPORATION
RECONCILIATION OF ADJUSTED SEGMENT EBITDA1
AND ADJUSTED SEGMENT EBITDA MARGIN1
(Unaudited - dollars in thousands)

	Transportation Solutions		Parts & Services
Three Months Ended March 31,	2024	2023	2024	2023
Income from operations	$44,255	$87,116	$10,520	$9,209
Depreciation and amortization	11,332	8,628	547	496
Adjusted segment EBITDA	$55,587	$95,744	$11,067	$9,705

Adjusted segment EBITDA margin	11.8%	16.6%	22.5%	20.6%

1 Adjusted segment EBITDA, a non-GAAP financial measure, includes noncontrolling interest & excludes loss from unconsolidated entity and is calculated by adding back segment depreciation and amortization expense to segment operating income, and excludes certain costs, expenses, other charges, gains or income that are included in the determination of operating income under GAAP, but that management would not consider important in evaluating the quality of the Company’s segment operating results as they are not indicative of each segment's core operating results or may obscure trends useful in evaluating the segment's continuing activities. Adjusted segment EBITDA margin is calculated by dividing Adjusted segment EBITDA by segment total net sales.